Exhibit 5.1

November 26, 2004

The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041

Ladies and Gentlemen:

     We have acted as counsel to The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by the Company of up to 36,623,197 common shares, without par value, of the Company (the “Shares”) in connection with the merger (the “Merger”) of The Scotts Company, an Ohio corporation (“Scotts”), with and into The Scotts Company LLC, an Ohio limited liability company (“Scotts LLC”). At the time the Merger becomes effective, each issued and outstanding common share, without par value, of Scotts will be converted automatically into one Share pursuant to the Agreement and Plan of Merger by and among the Company, Scotts and Scotts LLC (the “Merger Agreement”).

     We are giving this opinion in connection with the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Securities Act.

     In rendering this opinion, we have examined the following: (i) the Registration Statement; (ii) the form of Merger Agreement to be executed and delivered by the Company, Scotts and Scotts LLC prior to the Merger; (iii) the Articles of Incorporation and Code of Regulations of the Company as currently in effect; (iv) the form of Amended Articles of Incorporation to be adopted by the Company prior to the Merger; and (v) certain resolutions adopted by the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination and in reaching the opinion set forth herein, we have assumed, without independent investigation or examination, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals to such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

     In rendering this opinion, we have assumed that prior to the issuance of any of the Shares: (a) the Registration Statement will have become and shall remain effective under the Securities Act; (b) the Merger Agreement shall have been executed and delivered by the Company, Scotts and Scotts LLC; (c) the shareholders of Scotts and the Company and the member of Scotts LLC shall have adopted the Merger Agreement; (d) the Amended Articles of Incorporation of the Company shall have been filed with the Secretary of State of the State of Ohio; (e) the transactions contemplated by the Merger Agreement shall have been consummated in accordance with the Merger Agreement; and (f) a certificate of merger shall have been filed with the Secretary of State of the State of Ohio in respect of the Merger.

     We are members of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio and the laws of the United States of America. Accordingly, our opinion is limited to the laws of the State of Ohio and the laws of the United States of America. The opinion expressed herein is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, as of the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will have been duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement under the caption “Legal Matters” (or, if amended, a corresponding heading) and to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we fall within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder. This opinion may not be relied upon or reproduced or delivered in any other context or by any other person without our prior written consent.

Very truly yours,

/s/ VORYS, SATER, SEYMOUR AND PEASE LLP